                                                                     EXHIBIT 3.2


                        THE COMPANIES ACTS 1985 AND 1989



                       A PUBLIC COMPANY LIMITED BY SHARES



                           MEMORANDUM OF ASSOCIATION

                                    - of -

                             ALLIANCE RESOURCES PLC



                  (AS AMENDED BY  RESOLUTIONS PASSED ON 5/TH/
                       DECEMBER 1990,  23/RD/ JULY 1993,
                   30/TH/ APRIL 1997 AND 30/TH/ OCTOBER 1998)



                              ASHURST MORRIS CRISP
                                Broadwalk House
                                5 Appold Street
                                London EC2A 2HA

                               Tel: 0171-638-1111
                               Fax: 0171-972-7990

                               ASC/PDG/A90200030

Company No:  2532955


                        THE COMPANIES ACTS 1985 AND 1989



                       A PUBLIC COMPANY LIMITED BY SHARES



                           MEMORANDUM OF ASSOCIATION

                                    - of -

                             ALLIANCE RESOURCES PLC



                  (AS AMENDED BY RESOLUTIONS PASSED ON 5/TH/
                       DECEMBER 1990, 23/RD/ JULY 1993,
                  30/TH/ APRIL 1997 AND 30/TH/ OCTOBER 1998)



1.   The name of the Company is "ALLIANCE RESOURCES PLC"/1/

2.   The Company is to be a public company.

3.   The registered office of the Company will be situated in England.

4.   The objects for which the Company is established are/2/:-

4.1 to carry on business as a holding company and to acquire and hold shares, stocks, debentures, debenture stocks, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business, and shares, stocks, bonds, obligations and other securities issued or guaranteed by any government, sovereign ruler, commissioners, trust, local authority or other public body, whether at home or abroad, and to vary, transpose, dispose of or otherwise deal with from time to time as may be considered expedient any of the Company's investments for the time being;

4.2 to carry on anywhere in the world all or any one or more of the following businesses either in combination or separately:-

------------------

/1/ The name of the Company was changed from Mergeclaim plc to Alliance Resources plc by special resolution passed on 5 December 1990.

/2/ Clause 4 was altered by special resolutions passed on 5 December 1990 and 23rd July 1993.

           (i) To drill, win, exploit, develop, process, mine and produce oil, gas and other natural, resources beneath land and sea, whether directly or through the medium of subsidiary companies.

           (ii) To provide and to act as dealers and retailers of oil and gas and as specialists and consultants in and agents for the provision of all kinds of equipment, plant, machinery, vehicles, vessels, personnel premises (whether commercial, industrial, recreational or residential) and general services which may be required or used in connection with the exploration, survey, development, exploitation or production of oil, gas and other natural resources and to explore, survey, develop, exploit and produce oil, gas or other natural resources in any part of the world whether onshore or offshore.

           (iii) To design, engineer, manufacture, construct, extend, demolish, execute, carry out, equip, improve, work, purchase or otherwise acquire, lease, develop, administer, manage or control works and conveniences of all kinds including structures of concrete, steel or any other materials for production, storage, exploitation or any other function for or in connection with the oil or natural gas industries and all other works and conveniences wheresoever situate.

           (iv) To carry on the business of developers of land, estates, buildings and property, whether heritable or moveable real or personal and any rights or interests therein or connected therewith.

            (v) To carry on business as shipowners and charterers, owners and operators of machinery plant and equipment whether afloat or on land, marine surveyors, adjusters, insurance brokers and agents, civil engineers, shipping engineers and experts, ships husbands and managers, shipping and forwarding agents, packers, hauliers and cartage contractors, salvage, towage and dredging contractors, barge and boat owners, lightermen, shipbuilders and repairers, dock and wharf proprietors and operators, ferry owners and operators, electrical, mechanical and general engineers and suppliers and installers of plant apparatus, modules and equipment of all kinds.

           (vi) to act as general carriers, road hauliers, transport contractors, shippers, shipping and forwarding agents (whether by land, sea or air) and customs agents and to convey, carry or transmit passengers, mails, live and dead stock and goods and merchandise of every description anywhere in the world, whether by land, sea or air.

4.3 to co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of and to act as financial advisers and consultants to, and to re-organise, finance and to aid and assist financially or otherwise, any Group Member, namely any company, group of companies, partnership, joint venture, consortium or any other business association of any kind now or hereafter formed or incorporated or acquired which may be or be about to be or become in any way, and whether directly or indirectly, related to or associated with the Company and wherever situated; and in this clause 4 any reference to a Group Member is a reference to such a company, group of companies, partnership, joint venture, consortium or other business association;

4.4  to carry on business as a general commercial company;

4.5 to borrow or raise or secure the payment of money in such manner as the Company shall think fit and whether for the benefit of the Company or of any Group Member, and in particular by, but not limited to, the issue of debentures or debenture stock (perpetual or otherwise) and to secure the repayment of any money borrowed, raised or owing by mortgage, charge or lien upon all or any of the Company's property (both present and future), including its uncalled capital, and to purchase, redeem or pay off any such securities and also by similar mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake;

4.6 to establish or acquire, whether in the United Kingdom or elsewhere, one or more financing companies or other entities to assist in financing the activities of the Company or of any Group Member;

4.7 to employ the funds of the Company in the development and expansion of the business of the Company and all or any of the Group Members and in any other company whether now existing or hereafter to be formed and engaged in any like business of the Company or of any Group Member or of any other business activity ancillary thereto or which can be conveniently carried on in connection therewith;

4.8 to acquire any such shares, stocks and other securities and investments before mentioned by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof;

4.9 to sell, assign, realise, vary, surrender, exchange or dispose of any property of any kind or investments for the time being of the Company, whether for consideration or no consideration, if from time to time it shall be found necessary, desirable, expedient or advisable so to do;

4.10 to pay for any business or other property or any shares, stocks, securities or rights of any kind acquired by the Company or any Group Member either in cash or shares, with or without any preferred or deferred rights, or by any securities which the Company has power to issue, or partly in one mode and partly in another and generally on such terms as the Company may determine;

4.11 to acquire by purchase, lease, exchange or otherwise and hold by way of investment land, buildings or other structures thereon, land covered by water, and any estate, interest, easement, servitude or right in or over such land, buildings or structures and any real or immovable property of any tenure or description in the United Kingdom or elsewhere in any part of the world;

4.12 to build, construct, maintain, alter, enlarge, pull down and remove or replace any buildings, factories, mills, offices, works, wharves, roads, railways, tramways, machinery, engines, walls, fences, banks, dams, sluices or watercourses, and to clear sites for the same, or to join with any person, firm or company in doing any of the things aforesaid, and to work, manage and control the same, or join with others in so doing;

4.13 to carry on any commercial, industrial or financial business or undertaking whether as investors, developers, dealers, promoters, manufacturers, engineers, financiers, concessionaries, contractors, wholesalers, retailers, factors, agents or otherwise in any manner;

4.14 to hold, acquire, undertake and carry on the whole or any part of the business, property and liabilities of any company carrying on any business which the Company is authorised to carry on or possess, or which may seem to the Company capable of being conveniently carried on or calculated directly or indirectly to enhance the value of or render profitable any of the Company's investments, property or rights or any investments or property suitable for the purposes of the Company or of any Group Member;

4.15 to enter into any arrangement with any governments or authorities (supreme, municipal, local or otherwise) or any corporations, companies or persons that may seem conducive to the Company's objects or any of them, and to obtain from any such government, authority, corporation, company or person any charters, contracts, decrees, rights, privileges and concessions which the Company may think desirable, and to carry out, exercise and comply with any such charters, contracts, decrees, rights, privileges and concessions;

4.16 to enter into partnership or into any arrangement for sharing profits, union or interests, co-operation, joint venture, reciprocal concession or otherwise with any company or person, or with any employees of the Company or of any Group Member, including in such case if thought fit the conferring of a participation in the management or its directorate, and to give to any company or person special rights or privileges in connection with or control over the Company or any Group Member, and in particular the right to nominate one or more directors of this Company or any Group Member;

4.17 to guarantee payment or performance of any debts, contracts or obligations, or provide security, with or without consideration, whether by direct obligation or covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or by any other manner, for any Group Member and any other person, firm or company, and to give indemnities for itself, any Group Member and any other person, firm or company, for any purpose whatsoever;

4.18 to promote any other company for the purpose of acquiring all or any of the property and liabilities of the Company or of any Group Member, or of any undertaking, business or operations which may appear likely to assist or benefit the Company or any Group Member or to enhance the value of any property or business of the Company or of any Group Member and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the shares or securities or any such company aforesaid, or for any other purpose which may seem directly or indirectly calculated to benefit the Company or any Group Member;

4.19 to pay out of the funds of the Company all expenses which the Company may lawfully pay for or incident to the formation, registration and advertising of or raising money for the Company, and the issue of its capital or for contributing to or assisting any issuing house or firm or person either issuing or purchasing with a view to issue all or any part of the Company's capital, in connection with the advertising of offering the same for sale or subscription, including brokerage and commissions for obtaining applications for or taking, placing or underwriting or procuring the underwriting of shares, debentures or debenture stock, and to apply at the cost of the Company to Parliament for any extension of the Company's power;

4.20 to receive money on deposit upon such terms as the Company may approve;

4.21 to invest and deal with the moneys of the Company in such manner as may from time to time be determined;

4.22 to lend and advance money or to give credit to such persons and on such terms as may seem expedient, and in particular to customers and others having dealings with the Company or any Group Member, and to guarantee the performance of contracts by any such persons;

4.23 to remunerate any person, firm or company for services rendered or to be rendered, in marketing selectively or otherwise, or assisting to market, or guaranteeing the marketing or procuring the underwriting or any of the shares, debentures or other securities of the Company or of any Group Member or in or about the conduct of the business of the Company whether by cash payment or by the allotment of shares or securities of the Company credited as paid up in full or in part, or otherwise;

4.24 to purchase with a view to closing or re-selling or otherwise dealing with in whole or in part any business or properties which may be deemed likely to injure in any way any business or branch of business which the Company or any Group Member is authorised to carry on;

4.25 to draw, make, accept, endorse, discount, execute and issue promissory notes, bills of lading, warrants, debentures and other negotiable and transferable instruments;

4.26 to sell or dispose of the undertaking of the Company, or any part thereof either together or in portions, for such consideration (if any) as the Company may think fit, and, in particular, for shares, whether fully or partly paid up, debentures or securities of any other company;

4.27 to adopt such means of making known the assets, products and services of the Company or any Group Member as may seem expedient, and in particular by advertising in the press, by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes, rewards and donations;

4.28 to establish, support or subscribe to or aid in the establishment of any charitable, political or public object or entity and any association, institution, society, club, fund, trust or convenience which may be in the interest of or for the benefit of the Company or any Group Member or its or their employees or ex-employees, or the employees of its or their predecessors in business, or may be connected with any town or place where the Company or any Group Member carries on or intends to carry on business;

4.29 to grant pensions, gratuities, bonuses or charitable aid to any officers, ex-officers, employees or ex-employees of the Company or any Group Member or to any other person or persons who may have served the Company or any Group Member or its or their predecessors in business, or to the wives, children or other relatives or dependants of such persons; to make payments towards insurance and to form and contribute for the benefit of any persons employed by or ex-employees of the Company or any Group Member or their wives, children or other dependants, or by its predecessors in business, and to subsidise or assist any association of employers or employees, or any trade association; and to establish and maintain or concur in establishing and maintaining any share option or share incentive or profit sharing schemes or trusts, funds or schemes (whether contributory or non-contributory) for the benefit of any such persons as aforesaid, their dependants or connections, and to support or subscribe to any charitable funds or institutions, the support of which may, in the opinion of the directors, be calculated directly to benefit in any way the Company or any Group Member or its or their employees, and to institute and maintain any club or other establishment or profit sharing scheme calculated to advance the interests of the Company or any Group Member or its or their officers or employees;

4.30 to obtain any provisional order or Act of Parliament for enabling the Company or any Group Member to carry any of its objects into effect or for effecting any modification of the Company's constitution or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests or the interests of any Group Member;

4.31 to establish, grant and take up agencies in any part of the world, and to act as agents or brokers or trustees for any person, firm or company, and to undertake and perform subcontracts and also to act in any of the business of the Company or of any Group Member in any part of the world, and as principals or through or by means of agents, brokers, subcontractors or others, and to remunerate any person in connection with the establishment or granting of such agencies;

4.32 to distribute among the members of the Company in specie any of the property of the Company, and in particular any shares, debentures, debenture stock or securities of other companies belonging to the Company or of which the Company may have the power of disposing;

4.33 to amalgamate with any other company having objects altogether or in part similar to those of this Company;

4.34 to apply for, or join in applying for, purchase or by other means acquire and protect, prolong and renew, sell or otherwise dispose of, whether in the United Kingdom or elsewhere, any patents, patent rights, brevets d'invention, licences, trademarks, know how, protections and concessions which may appear likely to be advantageous or useful to the Company or any Group Member, and to use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon and testing and making researches, inventions or rights which the Company or any Group Member may acquire or propose to acquire;

4.35 to make such arrangements for the housing of any of the employees of the Company or any Group Member or of any of its or their tenants either by the erection of dwellings or by entering into arrangements with any government or public or local authorities or companies or persons for such erection or otherwise as may seem expedient and upon such terms and conditions as may be determined, and to construct, maintain, improve, develop, work, control and manage any waterworks, gas works, electricity supply works, public vehicles or tramways, restaurants, baths, places of worship, places of amusement or instruction, pleasure grounds, parks, gardens, reading rooms, stores, shops, dairies and other works and conveniences which the Company may think advisable in connection with the housing of any of such employees or tenants of or the development of its land and property;

4.36 to do all such things as are incidental to or conducive to the attainment of the above objects, or any of them or to any of the objects of any Group Member and to do all or any of the above in any part of the world.

And it is hereby declared that:-

     (a) the word "company" in this clause shall be deemed to include any person or partnership or business association or other body of persons whether domiciled in the United Kingdom or elsewhere;

     (b) words denoting the singular only shall include the plural and vice versa; and

     (c) the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be regarded as independent objects and in nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

5.   The liability of the members is limited.

6. The share capital of the Company is (Pounds)18,400,000 divided into 415,001,376 ordinary shares of 1 pence each, 1,414,998,624 deferred shares of 1 pence each and 10,000,000 convertible restricted voting shares of 1 pence each./3/

----------------

/3/ The Company was incorporated with a share capital of (Pounds)100,000 divided into 100,000 shares of (Pounds)1 each. Pursuant to a resolution passed on 5th December 1990 the share capital of the Company was subdivided into shares of 10 pence each and then increased to (Pounds)2,500,000.

     Pursuant to a resolution passed on 23rd July 1993 the share capital of the Company was further subdivided into ordinary shares of 1 pence each and non-voting deferred shares of 9 pence each and then increased to (Pounds)3,817,090.71 by the creation of 131,709,071 shares of 1 pence each.

     On 6th October 1994 the Company's authorised share capital was reduced from (Pounds)3,817,090.71 divided into 216,000,000 ordinary shares of 1 pence each and 18,412,119 non voting deferred shares of 9 pence each to (Pounds)2,160,000 divided into 216,000,000 ordinary shares of 1 pence each.

     Pursuant to a resolution passed on 4th May 1995 the authorised share capital of the Company was increased to (Pounds)4,650,000 by the creation of an additional 249,000,000 ordinary shares of 1 pence each.

     Pursuant to a resolution passed on 30th April 1997 every 40 existing ordinary shares in the share capital of the Company were consolidated into 1 ordinary share of 40 pence each and the authorised share capital was increased from (Pounds)4,650,000 to (Pounds)18,400,000 by the creation of 34,375,000 new ordinary shares of 40 pence each.

     Pursuant to a resolution passed on 30/th/ October 1998 each of the Ordinary Shares of 40 pence each in the capital of the Company in issue, and each of 5,072,608 Ordinary Shares of 40 pence each in the capital of the Company authorised but not in issue, were sub-divided into and re-designated as one Ordinary Share of 1 pence and 39 Deferred Shares of 1 pence each. Each of the remaining 9,717,984 Ordinary Shares of 40 pence each in the capital of the Company, that were authorised but not in issue, were sub-divided into 40 Ordinary Shares of 1 pence each.

     Pursuant to a resolution passed on 30/th/ October 1998, 10,000,000 Ordinary Shares of 1 pence each that were authorised but not in issue were converted into and re-designated as 10,000,000 convertible restricted voting shares of 1 pence each.

We, the subscribers to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of shares shown opposite our respective names.



     Names and addresses of Subscribers                   Number of shares taken
                                                            by each Subscriber



1.   For and on behalf of                                               One
     Instant Companies Limited
     2 Baches Street
     London  N1 6UB

2.   For and on behalf of                                               One
     Swift Incorporations Limited
     2 Baches Street
     London  N1 6UB

                                                 Total shares taken     Two

Dated 10 August 1990

Witness to the above signatures:-



Terry Jayne
2 Baches Street
London  N1 6UB